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                                                          EXHIBIT 16.1

April 1, 2002

   Office of the Chief Accountant
   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549

   Dear Sir/Madam:

   We have read Item 4 included in the Form 8-K dated on or about April 1, 2002 of Pacific Capital Bancorp to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

   Very truly yours,

   Arthur Andersen LLP


   cc:  Mr. Donald Lafler, CFO, Pacific Capital Bancorp